Exhibit 99.1
Squarespace Announces Second Quarter 2024 Financial Results
NEW YORK, August 2, 2024 — Squarespace, Inc. (NYSE: SQSP), the design-driven platform helping entrepreneurs build brands and businesses online, today announced results for the second quarter ended June 30, 2024.
Second Quarter 2024 Financial Highlights
•Total revenue grew 20% year over year to $296.8 million in the second quarter, compared with $247.5 million in the second quarter of 2023, and 20% in constant currency.
◦Presence revenue grew 25% year over year to $215.4 million and 26% in constant currency.
◦Commerce revenue grew 8% year over year to $81.4 million and 8% in constant currency.
•Net income totaled $6.1 million, compared with a net income of $3.7 million in the second quarter of 2023.
•Basic and diluted earnings per share was $0.04 and $0.03 for the second quarter of 2024 and 2023, respectively. Basic earnings per share was based upon 137,760,693 and 135,302,409 weighted average shares outstanding in the second quarter of 2024 and 2023, respectively. Diluted earnings per share was based upon 142,143,018 and 138,771,613 fully diluted weighted average shares outstanding in the second quarter of 2024 and 2023, respectively.
•Cash flow from operating activities increased 15% to $60.6 million for the three months ended June 30, 2024, compared with $52.5 million for the three months ended June 30, 2023.
•Cash and cash equivalents of $270.4 million; investments in marketable securities of $52.0 million; total debt of $545.0 million, of which $57.1 million is current, debt net of cash and investments totaled $222.6 million.
•Total bookings grew 25% year over year to $319.8 million in the second quarter, compared to $256.1 million in the second quarter of 2023.
•Unlevered free cash flow increased 19% to $65.4 million representing 22% of total revenue for the three months ended June 30, 2024, compared with $54.8 million for the three months ended June 30, 2023.
•Adjusted EBITDA decreased to $72.1 million in the second quarter, compared with $73.4 million in the second quarter of 2023.
•Total unique subscriptions increased 21% year over year to over 5.2 million in 2024, compared to 4.3 million in 2023.
•Average revenue per unique subscription (“ARPUS”) increased 3% year over year to $225.45 in 2024, compared to $219.42 in 2023.
•Annual run rate revenue (“ARRR”) grew 20% year over year to $1,179.5 million in 2024, compared to $983.3 million in 2023.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Transaction with Permira
As announced on May 13, 2024, Squarespace entered into a definitive agreement to go private by Permira. In light of this transaction, Squarespace will not be hosting an earnings conference call or live webcast to discuss its second quarter 2024 financial results and Squarespace will not be providing guidance for the third quarter and is suspending its financial guidance for the full fiscal year 2024.
Transaction with American Express
As announced on June 21, 2024, Squarespace entered into an agreement to sell Tock, the reservation, table, and event management technology provider, to American Express (NYSE: AXP) for $400.0 million. The transaction is subject to customary closing conditions, including regulatory approval. Squarespace classified the assets and liabilities of the Tock business as held for sale, including certain cash, cash equivalents and restricted cash as of June 30, 2024.
Non-GAAP Financial Measures
Revenue growth in constant currency is being provided to increase transparency and align our disclosures with companies in our industry that receive material revenues from international sources. Revenue constant currency has been adjusted to exclude the effect of year-over-year changes in foreign currency exchange rate fluctuations. We believe providing this information better enables investors to understand our operating performance irrespective of currency fluctuations.
We calculate constant currency information by translating current period results from entities with foreign functional currencies using the comparable foreign currency exchange rates from the prior fiscal year. To calculate the effect of foreign currency translation, we apply the same weighted monthly average exchange rate as the comparative period. Our definition of constant currency may differ from other companies reporting similarly named measures, and these constant currency performance measures should be viewed in addition to, and not as a substitute for, our operating performance measures calculated in accordance with GAAP.
Adjusted EBITDA is a supplemental performance measure that our management uses to assess our operating performance. We calculate adjusted EBITDA as net income/(loss) excluding interest expense, other income/(loss), net (provision for)/benefit from income taxes, depreciation and amortization, stock-based compensation expense and other items that we do not consider indicative of our ongoing operating performance.
Unlevered free cash flow is a supplemental liquidity measure that Squarespace's management uses to evaluate its core operating business and its ability to meet its current and future financing and investing needs. Unlevered free cash flow is defined as cash flow from operating activities, including one-time expenses related to Squarespace's direct listing, less cash paid for capital expenditures increased by cash paid for interest expense net of the associated tax benefit.
Adjusted EBITDA, unlevered free cash flow and revenue constant currency are not prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and have important limitations as an analytical tool. Non-GAAP financial measures are supplemental, should only be used in conjunction with results presented in accordance with GAAP and should not be considered in isolation or as a substitute for such GAAP results.
Further information on these non-GAAP items and reconciliation to their closest GAAP measure is provided below under, “Reconciliation of Non-GAAP Financial Measures.”
Definitions of Key Operating Metrics
On September 7, 2023, we closed an asset purchase agreement between us and Google LLC (“Google”) to acquire, among other things, Google’s domain assets (the “Google Domains Asset Acquisition”). Unique subscriptions and average revenue per unique subscription do not account for single domain subscriptions originally sold by Google as a part of the Google Domains Asset Acquisition (the “Acquired Domain Assets”).
Annual run rate revenue (“ARRR”). We calculate ARRR as the quarterly revenue from subscription fees and revenue generated in conjunction with associated fees (fees taken or assessed in conjunction with commerce transactions) in the last quarter of the period multiplied by 4. We believe that ARRR is a key indicator of our future revenue potential. However, ARRR should be viewed independently of revenue, and does not represent our GAAP revenue on an annualized basis, as it is an operating metric that can be impacted by subscription start and end dates and renewal rates. ARRR is not intended to be a replacement or forecast of revenue. ARRR for the three months ended June 30, 2023 has been recast to conform to the current period definition. Previously, ARRR was calculated using monthly revenue from subscription fees and revenue generated in conjunction with associated fees in the last month of the period multiplied by 12. We have since revised our calculation to use quarterly revenue from subscription fees and revenue generated in conjunction with associated fees in the last quarter of the period multiplied by 4 to normalize results for the run rate each quarter.
Unique subscriptions represent the number of unique sites, standalone scheduling subscriptions, Unfold (social) and hospitality subscriptions, as of the end of a period. A unique site represents a single subscription and/or group of related subscriptions, including a website subscription and/or a domain subscription, and other subscriptions related to a single website or domain. Every unique site contains at least one domain subscription or one website subscription. For instance, an active website subscription, a custom domain subscription and a Google Workspace subscription that represent services for a single website would count as one unique site, as all of these subscriptions work together and are in service of a single entity’s online presence. Unique subscriptions do not account for one-time purchases in Unfold or for hospitality services nor do they account for our Acquired Domain Assets. The total number of unique subscriptions is a key indicator of the scale of our business and is a critical factor in our ability to increase our revenue base.
Average revenue per unique subscription (“ARPUS”). We calculate ARPUS as the total revenue during the preceding 12-month period divided by the average of the number of total unique subscriptions at the beginning and end of the period. ARPUS does not account for Acquired Domain Assets or the revenue from Acquired Domain Assets. We believe ARPUS is a useful metric in evaluating our ability to sell higher-value plans and add-on subscriptions.
Total bookings represents cash receipts for all subscriptions purchased, as well as payments due under the terms of contractual agreements for obligations to be fulfilled. In the case of multi-year contracts, total bookings only includes one year of committed revenue.
Gross payment volume (“GPV”) represents the value of physical goods and services, including content, time sold, hospitality and events, net of refunds, on our platform over a given period of time. “Gross payment volume” or “GPV” was previously presented as “Gross merchandise value” or “GMV” in prior period disclosures. There were no revisions to the calculation of GPV as a result of this nomenclature change.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management's expectations, assumptions, and projections based on information available at the time the statements were made. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including risks and uncertainties related to: Squarespace's ability to consummate the take private transaction; Squarespace's ability to attract and retain customers and expand their use of its platform; Squarespace’s ability to anticipate market needs and develop new solutions to meet those needs; Squarespace's ability to improve and enhance the functionality, performance, reliability, design, security and scalability of its existing solutions; Squarespace's ability to compete successfully in its industry against current and future competitors; Squarespace’s ability to manage growth and maintain demand for its solutions; Squarespace's ability to protect and promote its brand; Squarespace's ability to generate new customers through its marketing and selling activities; Squarespace’s ability to successfully identify, manage and integrate any existing and potential acquisitions or achieve the expected benefits of such acquisitions; Squarespace's ability to hire, integrate and retain highly skilled personnel; Squarespace’s ability to adapt to and comply with existing and emerging regulatory developments, technological changes and cybersecurity needs; Squarespace's compliance with privacy and data protection laws and regulations as well as contractual privacy and data protection obligations; Squarespace’s ability to establish and maintain intellectual property rights; Squarespace’s ability to manage expansion into international markets; and the expected timing, amount, and effect of Squarespace’s share repurchases. It is not possible for Squarespace's management to predict all risks, nor can it assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Squarespace may make. In light of these risks, uncertainties, and assumptions, Squarespace's actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Further information on risks that could cause actual results to differ materially from forecasted results are included in Squarespace's filings with the Securities and Exchange Commission. Except as required by law, Squarespace assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
About Squarespace
Squarespace (NYSE: SQSP) is a design-driven platform helping entrepreneurs build brands and businesses online. We empower millions in more than 200 countries and territories with all the tools they need to create an online presence, build an audience, monetize, and scale their business. Our suite of products range from websites, domains, ecommerce, and marketing tools, as well as tools for scheduling with Acuity, creating and managing social media presence with Bio Sites and Unfold, and hospitality business management via Tock. For more information, visit www.squarespace.com.
Contacts
Investors
investors@squarespace.com
Media
press@squarespace.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$296,769	$247,529	$577,917	$484,557
Cost of revenue (1)	82,939	43,167	163,713	86,117
Gross profit	213,830	204,362	414,204	398,440
Operating expenses:
Research and product development (1)	69,805	61,412	136,651	119,982
Marketing and sales (1)	88,282	75,373	205,815	177,045
General and administrative (1)	38,873	30,909	69,696	63,249
Total operating expenses	196,960	167,694	412,162	360,276
Operating income	16,870	36,668	2,042	38,164
Interest expense	(10,157)	(8,635)	(20,538)	(16,729)
Other income, net	4,454	2,038	9,031	1,198
Income/(loss) before (provision for)/benefit from income taxes	11,167	30,071	(9,465)	22,633
(Provision for)/benefit from income taxes	(5,034)	(26,411)	15,742	(18,471)
Net income	$6,133	$3,660	$6,277	$4,162

Net income per share, basic	$0.04	$0.03	$0.05	$0.03
Net income per share, diluted	$0.04	$0.03	$0.04	$0.03
Weighted-average shares used in computing net income per share, basic	137,760,693	135,302,409	137,348,777	135,111,072
Weighted-average shares used in computing net income per share, diluted	142,143,018	138,771,613	141,419,521	138,013,454
(1) Includes stock-based compensation as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cost of revenue	$2,026	$1,549	$3,795	$2,601
Research and product development	19,025	15,650	34,675	26,337
Marketing and sales	3,590	3,045	6,801	4,916
General and administrative	8,157	9,235	15,694	17,751
Total stock-based compensation	$32,798	$29,479	$60,965	$51,605

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(unaudited)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$270,363	$257,702
Restricted cash	—	36,583
Investment in marketable securities	52,041	—
Accounts receivable	41,384	24,894
Due from vendors	—	6,089
Prepaid expenses and other current assets	83,016	48,947
Total current assets	446,804	374,215
Property and equipment, net	49,609	58,211
Operating lease right-of-use assets	61,016	77,764
Goodwill	196,522	210,438
Intangible assets, net	140,839	190,103
Other assets	11,560	11,028
Assets of business held for sale	94,529	—
Total assets	$1,000,879	$921,759
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$21,933	$12,863
Accrued liabilities	98,933	99,435
Deferred revenue	397,923	333,191
Funds payable to customers	—	42,672
Debt, current portion	57,140	48,977
Operating lease liabilities, current portion	11,281	12,640
Total current liabilities	587,210	549,778
Deferred income taxes, non-current portion	1,164	1,039
Debt, non-current portion	487,846	519,816
Operating lease liabilities, non-current portion	71,843	97,714
Other liabilities	18,940	13,764
Liabilities of business held for sale	76,745	—
Total liabilities	1,243,748	1,182,111
Commitments and contingencies
Stockholders’ deficit:
Class A common stock, par value of $0.0001; 1,000,000,000 shares authorized as of June 30, 2024 and December 31, 2023, respectively; 90,630,649 and 88,545,012 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	9	9
Class B common stock, par value of $0.0001; 100,000,000 shares authorized as of June 30, 2024 and December 31, 2023, respectively; 47,844,755 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	5	5
Class C common stock (authorized May 10, 2021), par value of $0.0001; 1,000,000,000 shares authorized as of June 30, 2024 and December 31, 2023, respectively; zero shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	—	—
Additional paid in capital	936,277	924,634
Accumulated other comprehensive loss	(1,280)	(843)
Accumulated deficit	(1,177,880)	(1,184,157)
Total stockholders’ deficit	(242,869)	(260,352)
Total liabilities and stockholders’ deficit	$1,000,879	$921,759

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2024	2023
OPERATING ACTIVITIES:
Net income	$6,277	$4,162
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36,885	14,477
Stock-based compensation	60,965	51,605
Deferred income taxes	125	124
Non-cash lease income	(1,757)	(989)
Other	625	310
Changes in operating assets and liabilities:
Accounts receivable and due from vendors	(15,697)	2,364
Prepaid expenses and other current assets	(35,545)	(1,480)
Accounts payable and accrued liabilities	29,784	9,822
Deferred revenue	69,012	38,030
Funds payable to customers	(4,943)	(2,131)
Other operating assets and liabilities	117	408
Net cash provided by operating activities	145,848	116,702
INVESTING ACTIVITIES:
Proceeds from the sale and maturities of marketable securities	1,000	39,664
Purchases of marketable securities	(52,856)	(7,824)
Purchase of property and equipment	(6,074)	(7,167)
Net cash (used in)/provided by investing activities	(57,930)	24,673
FINANCING ACTIVITIES:
Principal payments on debt	(24,488)	(20,379)
Payments for repurchase and retirement of Class A common stock	(16,311)	(25,321)
Taxes paid related to net share settlement of equity awards	(37,640)	(20,318)
Proceeds from exercise of stock options	2,585	134
Net cash used in financing activities	(75,854)	(65,884)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(513)	165
Increase in cash, cash equivalents and restricted cash, including cash classified as assets of business held for sale	11,551	75,656
Less: Increase in cash, cash equivalents and restricted cash classified as assets of business held for sale	(35,473)	—
Net (decrease)/increase in cash, cash equivalents and restricted cash	(23,922)	75,656
Cash, cash equivalents and restricted cash at the beginning of the period	294,285	232,620
Cash, cash equivalents and restricted cash at the end of the period	$270,363	$308,276

Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$270,363	$274,004
Restricted cash	—	34,272
Cash, cash equivalents, and restricted cash at the end of the period	$270,363	$308,276

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
Cash paid during the year for interest	$19,883	$16,360
Cash paid during the year for income taxes, net of refunds	$31,231	$22,902
Cash paid for amounts included in the measurement of operating lease liabilities	$8,124	$7,861

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCE ACTIVITIES
Purchases of property and equipment included in accounts payable and accrued liabilities	$295	$196
Capitalized stock-based compensation	$1,404	$1,638

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(in thousands)
(unaudited)
The following tables reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net income	$6,133	$3,660	$6,277	$4,162
Interest expense	10,157	8,635	20,538	16,729
Provision for/(benefit from) income taxes	5,034	26,411	(15,742)	18,471
Depreciation and amortization	18,213	7,236	36,885	14,477
Stock-based compensation expense	32,798	29,479	60,965	51,605
Other income, net	(4,454)	(2,038)	(9,031)	(1,198)
Proposed merger costs	4,198	—	4,198	—
Adjusted EBITDA	$72,079	$73,383	$104,090	$104,246

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Cash flows from operating activities	$60,629	$52,547	$145,848	$116,702
Cash paid for capital expenditures	(2,689)	(4,092)	(6,074)	(7,167)
Free cash flow	$57,940	$48,455	$139,774	$109,535
Cash paid for interest, net of the associated tax benefit	7,480	6,310	14,968	12,326
Unlevered free cash flow	$65,420	$54,765	$154,742	$121,861

	June 30, 2024	December 31, 2023
Total debt outstanding	$544,986	$568,793
Less: total cash and cash equivalents and marketable securities	322,404	257,702
Total net debt	$222,582	$311,091

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue, as reported	$296,769	$247,529	$577,917	$484,557
Revenue year-over-year growth rate, as reported	19.9%	16.4%	19.3%	15.2%
Effect of foreign currency translation ($)(1)	$(686)	$685	$(218)	$(2,118)
Effect of foreign currency translation (%)(1)	(0.3)%	0.3%	—%	(0.5)%
Revenue constant currency growth rate	20.2%	16.1%	19.3%	15.7%

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Commerce revenue, as reported	$81,396	$75,455	$161,660	$148,092
Revenue year-over-year growth rate, as reported	7.9%	14.0%	9.2%	13.9%
Effect of foreign currency translation ($)(1)	$(107)	$119	$(29)	$(369)
Effect of foreign currency translation (%)(1)	(0.1)%	0.2%	—%	(0.3)%
Commerce revenue constant currency growth rate	8.0%	13.8%	9.2%	14.2%

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Presence revenue, as reported	$215,373	$172,074	$416,257	$336,465
Revenue year-over-year growth rate, as reported	25.2%	17.4%	23.7%	15.8%
Effect of foreign currency translation ($)(1)	$(579)	$565	$(188)	$(1,749)
Effect of foreign currency translation (%)(1)	(0.3)%	0.4%	(0.1)%	(0.6)%
Presence revenue constant currency growth rate	25.5%	17.0%	23.8%	16.4%
(1) To calculate the effect of foreign currency translation, we apply the same weighted monthly average exchange rate as the comparative period.
Amounts may not sum due to rounding.

SUMMARY OF SHARES OUTSTANDING
(unaudited)

	Six Months Ended June 30,
	2024	2023
Shares outstanding:
Class A common stock	90,630,649	87,723,667
Class B common stock	47,844,755	47,844,755
Class C common stock	0	0
Total shares outstanding	138,475,404	135,568,422

KEY PERFORMANCE INDICATORS AND NON-GAAP FINANCIAL MEASURES
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Unique subscriptions (in thousands) (1)	5,195	4,305	5,195	4,305
Total bookings (in thousands)	$319,774	$256,137	$645,720	$521,926
ARRR (in thousands) (2)	$1,179,456	$983,265	$1,179,456	$983,265
ARPUS (1)	$225.45	$219.42	$225.45	$219.42
Adjusted EBITDA (in thousands)	$72,079	$73,383	$104,090	$104,246
Unlevered free cash flow (in thousands)	$65,420	$54,765	$154,742	$121,861
GPV (in thousands) (3)	$1,589,076	$1,525,476	$3,238,533	$3,059,534
______________
(1)Unique subscriptions and average revenue per unique subscription (“ARPUS”) do not account for single domain subscriptions originally sold by Google as a part of the Google Domains Asset Acquisition.
(2)Annual run rate revenue (“ARRR”) for the three and six months ended June 30, 2023 has been recast to conform to the current period definition. Previously, ARRR was calculated using monthly revenue from subscription fees and revenue generated in conjunction with associated fees in the last month of the period multiplied by 12. We have since revised our calculation to use quarterly revenue from subscription fees and revenue generated in conjunction with associated fees in the last quarter of the period multiplied by 4 to normalize results for the run rate each quarter.
(3)“Gross payment volume” or “GPV” was previously presented as “Gross merchandise value” or “GMV” in prior period disclosures. There were no revisions to the calculation of GPV as a result of this nomenclature change.